Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO LOAN AND SERVICING AGREEMENT, dated as of July 24, 2026 (this “Amendment”), among Antares Strategic Credit SPV LLC, as borrower (the “Borrower”), Antares Strategic Credit Fund, as servicer (the “Servicer”), Société Générale, as agent (in such capacity, the “Agent”), each Lender party hereto (each, a “Lender” and collectively, the “Lenders”), U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”) and as collateral administrator (in such capacity, the “Collateral Administrator”) and U.S. Bank National Association, as document custodian (in such capacity, the “Document Custodian”).

WHEREAS, the Borrower, the Servicer, Antares Strategic Credit Fund, as the equityholder, each of the lenders and each of the lender agents from time to time party thereto, the Agent, the Collateral Agent, the Collateral Administrator and the Document Custodian are party to the Loan and Servicing Agreement, dated as of January 19, 2024 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Agent, the Lenders, the Collateral Agent, the Collateral Administrator and the Document Custodian have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.            Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1.            Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1.            This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions:

(a)              the execution and delivery of this Amendment by each party hereto;

(b)              delivery of a revised transaction summary as required by Article 7 of the Securitisation Regulation to each party hereto;

(c)               the Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Agent, covering such matters as the Agent may reasonably request; and

(d)              the Agent’s receipt of a good standing certificate for the Borrower and the Servicer issued by the applicable Official Body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer.

ARTICLE IV

Representations and Warranties

SECTION 4.1.            The Borrower hereby represents and warrants to the Agent that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1.            Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.            Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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SECTION 5.3.            Ratification. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 5.4.            Entire Agreement; No Third-Party Beneficiaries. The only amendments being made to the Loan Agreement are those that are set forth in this Amendment; no other amendments are being made. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Amendment. Neither this Amendment nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties to the Loan Agreement any legal or equitable right, remedy or other benefit.

SECTION 5.5.            Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6.            Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7.            Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ANTARES STRATEGIC CREDIT SPV LLC, as Borrower

By: Antares Strategic Credit Fund, its member and manager

By:	/s/ Tyler W. Lindblad
Name: Tyler W. Lindblad
Title: Vice President

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

ANTARES STRATEGIC Credit Fund, as Servicer

By:	/s/ Tyler W. Lindblad
Name: Tyler W. Lindblad
Title: Vice President

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Agent

By:	/s/ Shubhendu Kudaisya
Name: Shubhendu Kudaisya
Title: Director

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Shubhendu Kudaisya
Name: Shubhendu Kudaisya
Title: Director

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

APPLE BANK, as a Lender

By:	/s/ Anna Patricia Hugo
Name: Anna Patricia Hugo
Title: First Vice President

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Ricardo Hipolito
Name: Ricardo Hipolito
Title: Authorized Signatory

By:	/s/ Richard Tantone
Name: Richard Tantone
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, as a Lender

By: NYL Investors LLC, its Investment Manager

By:	/s/ Elena Serdyuk
Name: Elena Serdyuk
Title: Managing Director

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

NEW YORK LIFE INSURANCE COMPANY, as a Lender

By: NYL Investors LLC, its Investment Manager

By:	/s/ Elena Serdyuk
Name: Elena Serdyuk
Title: Managing Director

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

NEW YORK LIFE GROUP INSURANCE COMPANY OF NY, as a Lender

By: NYL Investors LLC, its Investment Manager

By:	/s/ Elena Serdyuk
Name: Elena Serdyuk
Title: Managing Director

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent and as Collateral Administrator

By:	/s/ Scott DeRoss
Name: Scott DeRoss
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Vice President

[Signature Page to Amendment No. 4 to Loan and Servicing Agreement]

Appendix A

EXECUTION VERSION

CONFORMED THROUGH AMENDMENT NO. ~~3~~4 DATED ~~OCTOBER 8~~JULY 24, ~~2025~~2026

LOAN AND SERVICING AGREEMENT

dated as of January 19, 2024

ANTARES STRATEGIC CREDIT SPV LLC,

as Borrower

ANTARES STRATEGIC CREDIT FUND,

as Servicer and Equityholder

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SOCIÉTÉ GÉNÉRALE,

as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Administrator and as Collateral Agent

and

U.S. BANK NATIONAL ASSOCIATION,

as Document Custodian

-i-

LOAN AND SERVICING AGREEMENT

THIS LOAN AND SERVICING AGREEMENT is made and entered into as of January 19, 2024, among ANTARES STRATEGIC CREDIT SPV LLC, a Delaware limited liability company (the “Borrower”), ANTARES STRATEGIC CREDIT FUND, a Delaware limited liability company, as Servicer (as hereinafter defined) and as Equityholder (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the LENDER AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, a “Lender Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator and as Collateral Agent (each as hereinafter defined), U.S. BANK NATIONAL ASSOCIATION, as Document Custodian (as hereinafter defined) and SOCIÉTÉ GÉNÉRALE, as Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“ABR” means, when used in reference to any Loan, that such Loan bears interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loan” means a Loan that bears interest at a rate based on the Alternate Base Rate.

“Account” means the Custodial Account, the Payment Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account, and each Eligible Currency Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Equityholder Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the Aggregate Principal Balance of all Equityholder Collateral Obligations acquired by the Borrower prior to such date minus (b) the Aggregate Principal Balance of all Equityholder Collateral Obligations (other than Warranty Collateral Obligations) distributed to or repurchased by the Equityholder or an Affiliate thereof (other than any sale or contribution to, either directly or indirectly through a sale or distribution to the Equityholder for immediate sale or contribution to, any subsidiary of the Equityholder or such Affiliate that is structured to be bankruptcy-remote) prior to such date.

“Equity Security” means any asset that is not a Broadly Syndicated Loan, a Middle Market Loan, a Senior Secured Bond or a Permitted Investment.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“Erroneous Payment” has the meaning assigned to it in Section 11.13(a).

“Erroneous Payment Notice” has the meaning assigned to it in Section 11.13(b).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.13(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU Retention Requirements” means Article 6 of the EU Securitisation Regulation, including (i) any regulatory and/or implementing technical standards in relation thereto (including Chapters I, II and III and Article 22 of Delegated Regulation (EU) No 625/2014 where such provisions are applicable pursuant to the transitional provisions in Article 43(7) of the EU Securitisation Regulation) and (ii) any guidance published in relation thereto by the ESMA, the European Banking Authority, the European Commission or the European Central Bank; provided that any reference to the EU Retention Requirements shall be deemed to include any successor or replacement provisions of Article 6 of the EU Securitisation Regulation included in any European Union directive or regulation.

“EU Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation, as amended by Regulation 2021/557 and as further amended, varied or substituted from time to time, including any implementing regulation, technical standards and official guidance related thereto, in each case as amended, varied or substituted from time to time.

“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

“Facility Amount” means initially $450,000,000 (or such greater amount as may be in effect following any Facility Increase).

“Facility Increase” means any increase in the Facility Amount pursuant to Section 2.9, together with any borrowing of a Term Loan following the Effective Date pursuant to Section 2.1.

“Facility Termination Date” means the earlier of (i) ~~January 19~~July 24, ~~2029~~2031, or such later date as extended pursuant to Section 2.6 and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means, the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter and Side Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO Loan” means a commercial loan that (x) meets all the characteristics of a First Lien Loan but for the fact that, with respect to clause (i) of the definition of First Lien Loan, such loan may also be (or may also by its terms become) subordinate in right of payment to one or more First Lien Loans of the Obligor (other than Permitted Obligor Indebtedness) where such subordination becomes effective solely upon the occurrence of a default or event of default by the Obligor and (y) as of the related Cut-Off Date, the total Tranche Size of all First Out Loans (other than Permitted Obligor Indebtedness) repayable ahead of the FILO Loan shall be less than 25% of the sum of the total Tranche Sizes of such First Out Loans and such FILO Loan.

Collateral Obligation as of the date such Collateral Obligation is added to the Collateral), or reduces the spread or coupon with respect to such Collateral Obligation; provided that such spread or coupon reduction shall not be a Material Modification if the Servicer does not view the spread reduction as a result of deterioration in credit-worthiness of the underlying Obligor;

(v) contractually or structurally subordinates such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the Underlying Instruments for such Loan or such comparable definition if “permitted liens” is not defined therein) on any of the Related Property securing such Collateral Obligation; or

(vi) substitutes, alters or releases the underlying collateral securing such Collateral Obligation and any such substitution, alteration or release, as determined in the reasonable discretion of the Agent, materially and adversely affects the value of such Eligible Collateral Obligation; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the related Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the related loan facility with the net proceeds; or

(vii) (i) modifies the definition of the terms “Debt-to-Recurring Revenue Ratio”, “EBITDA”, “Interest Coverage Ratio”, “Permitted Lien”, “Senior Net Leverage Ratio” or “Total Net Leverage Ratio”, in each case in a manner that the Agent reasonably determines is adverse to the interests of the Lenders, or (ii) changes the currency in which such Collateral Obligation is denominated to a non-Eligible Currency;

provided that, for the avoidance of doubt, “Material Modification” shall not include any change to the base rate in respect of a Collateral Obligation from libor, SOFR, CORRA, CDOR or SONIA to an alternative rate, including any applicable spread or payment frequency or date adjustments thereto that in the Servicer’s commercially reasonable judgment is consistent with the successor for libor, SOFR, CORRA, CDOR or SONIA.

“Maximum Portfolio Advance Rate” means, as of any date of determination, the lower of (i) the Portfolio Weighted Average Advance Rate and (ii) the applicable Weighted average Advance Rate on such date of determination set forth below:

Portfolio	Maximum Weighted
Diversity Score	average Advance Rate

< 8	50%

≥ 8 and < 10	65%

≥ 10	70%

payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115.0% of the amounts that the Borrower would have been required to distribute to the Equityholder in respect of such taxable year (or calendar year, as relevant) to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year; (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto); and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of the foregoing clause (i), clause (ii) or clause (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code. Notwithstanding anything herein to the contrary, after the occurrence and during the continuation of a Tier Two Event of Default, Permitted RIC Distributions shall be permitted pursuant to Section 8.3(a)(i) from Interest Collections only; provided that, no Tier One Event of Default has occurred and is continuing and the amount of Permitted RIC Distributions made in any calendar quarter during the continuation of a Tier Two Event of Default shall not, without the consent in writing by the Agent in its sole discretion and the Required Lenders, exceed ~~the lower of (1) $1,500,000 and (2)~~ one-fourth of the amount permitted under the 115.0% limitation set forth in the foregoing proviso. “Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Portfolio Weighted Average Advance Rate” means the weighted average of the Advance Rates with respect to each of the Eligible Collateral Obligations, provided that such weighted average shall be calculated, for the avoidance of doubt, using the Collateral Obligation Amount for each such Eligible Collateral Obligation.

“Pre-Approved Collateral Obligation” means any asset set forth on Schedule 6 which schedule specifies, as to each listed asset, (a) all of the information set forth in an Asset Approval Request, (b) the time period during which the Borrower may purchase such asset (which, unless otherwise specified shall be sixty (60) days after the Effective Date) and (c) that, to its knowledge, there has been no material adverse change (including the occurrence of an Evaluation Event or Material Modification) to such asset from the date it was delivered to the Agent for inclusion on Schedule 5 and the date on which such asset was purchased by the Borrower.

“Prepayment Fee” has the meaning assigned to such term in the Fee Letter and Side Letter.

“Prepayment Fee Termination Event” has the meaning assigned to such term in the Fee Letter and Side Letter.

“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in

“Revised MML Advance Rate” means, with respect to any Collateral Obligation that is a Middle Market Loan for which an Evaluation Event has occurred and is continuing, an Advance Rate determined by the Agent in its reasonable discretion (in consultation with the Borrower), provided that the minimum Advance Rate assigned by the Agent for non-Defaulted Collateral Obligations shall be: (i) for First Lien Loans, 30% and (ii) for Second Lien Loans or Recurring Revenue Loans, 15%, provided further that at the election of the Borrower, the Revised MML Advance Rate shall be determined by the Valuation Dispute Resolution Process.

“Revised Collateral Obligation Amount” means, for any Collateral Obligation, as of any date of determination, an amount equal to the product of (i) the Collateral Obligation Amount for such Collateral Obligation and (ii) a fraction, the numerator of which is the then-current Advance Rate and the denominator of which is the highest applicable Advance Rate determined pursuant to clause (i) of the definition thereof for such Collateral Obligation. For the avoidance of doubt, if the then-current Advance Rate applicable to such Collateral Obligation is the highest applicable Advance Rate determined pursuant to clause (i) of the definition thereof, then the fraction obtained in clause (ii) above shall be 1.0.

“Revolving Collateral Obligation” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the Obligor expire or are terminated or irrevocably reduced to zero.

“Revolving Commitment” means, for each Revolving Lender, (a) prior to the Facility Termination Date, the commitment of such Revolving Lender to make Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Revolving Lender’s name on Annex B or pursuant to the assignment executed by such Revolving Lender and its assignee(s) and delivered pursuant to Article XV (as such Revolving Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Revolving Lender’s pro rata share of the Outstanding Loan Amount.

“Revolving Lender” means each Person that is listed as a “Revolving Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto in respect of the Revolving Loans and, in each case, their respective successors.

“Revolving Loans” has the meaning assigned to such term in Section 2.1.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) ~~January 19, 2027~~July 27, 2029 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Lender Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) any date following the occurrence of an Event of Default and for which each Lender’s Commitment has been terminated in full pursuant to Section 13.2.

“Risk Retention Retained Interest” has the meaning set forth in the Retention Letter.

(v) the Principal Balance of all Equityholder Collateral Obligations (other than Warranty Collateral Obligations) sold or substituted pursuant to this Section 7.10 to the Equityholder or an Affiliate thereof (other than any sale or contribution to, either directly or indirectly through a sale or substitution to the Equityholder for immediate sale or contribution to, any subsidiary of the Equityholder or such Affiliate that is structured to be bankruptcy-remote) at any time shall not exceed 20.0% of the Equityholder Purchased Loan Balance measured as of the date of such sale or substitution; and

(vi) on the date of such Optional Sale, all proceeds from such Optional Sale, net of reasonable expenses incurred in connection with such Optional Sale (x) will be deposited directly into the Collection Account and (y) with respect to any sold Collateral Obligation, will be in the same Eligible Currency as such Collateral Obligation.

(b) In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, the Collateral Agent shall be deemed to release and transfer to the Borrower (or the purchaser thereof from the Borrower) without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral Obligation(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement.

(c) The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of the Agent, the Collateral Agent, the Collateral Administrator, the Document Custodian, each Lender Agent and each Lender in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral in connection with such Optional Sale), in accordance with and subject to the limitations of Section 17.4.

(d) In connection with any Optional Sale, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release prepared by the Servicer with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower, or the Servicer on its behalf, may reasonably request.

Section 7.11 Repurchase or Substitution of Warranty Collateral Obligations. In the event of a breach of Section 9.5, Section 9.13 or Section 9.26 with respect to a Collateral Obligation (or the Related Security and other related collateral constituting part of the Collateral related to such Collateral Obligation), in each case as of the related Acquisition Date (each such Collateral Obligation, a “Warranty Collateral Obligation”), unless the Borrowing Base Condition is satisfied, no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Equityholder or the Servicer and (y) receipt by the Equityholder or the Servicer of written notice thereof given by the Agent (with a copy to each Lender Agent), the Borrower shall either (a) repay the Outstanding Loan Amount in the applicable Eligible Currency in an amount equal to the aggregate Repurchase Amount of such Warranty Collateral Obligation(s) to which such breach relates on the terms and conditions set forth below or (b) substitute for such Warranty

Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.

Section 10.12 Limitation on Purchases from Affiliates. Other than pursuant to the Sale Agreement, the Borrower shall not purchase any asset from the Equityholder or the Servicer or any Affiliate of the Borrower, the Equityholder or the Servicer; provided that, notwithstanding the foregoing and for the avoidance of doubt, the Borrower may purchase assets from any Subsidiary of the Equityholder pursuant to an agreement other than the Sale Agreement, provided such purchase reflects arm’s length market terms.

Section 10.13 Documents. Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, in each case in a manner materially adverse to the Agent or any Lender, unless (in each case) the Agent shall have consented thereto in its sole discretion.

Section 10.14 Preservation of Existence. It shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a Material Adverse Effect.

Section 10.15 Limitation on Investments. The Borrower shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein, investments required in connection with a workout or restructuring and pursuant to the other Transaction Documents.

Section 10.16 Distributions. (a) The Borrower shall not declare or make (i) payment of any distribution on or in respect of any equity interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such equity interests; provided that the Borrower may make a distribution (I) of amounts paid (or released or distributed) to it (or on its behalf) on any Distribution Date pursuant to Section 8.3(a) and (II) on any Business Day during the Revolving Period of (A)(1) Interest Collections, (2) Principal Collections or proceeds of any Loan, and (3) any Collateral Obligations or other assets of the Borrower, in each case, as set forth in clauses (II)(A)(1) through (A)(3), if after giving effect to such distribution, (x) no Unmatured Event of Default, Event of Default, Unmatured Servicer Event of Default or Servicer Event of Default shall have occurred and be continuing, (y) the Borrowing Base Condition is satisfied and (z) any distributions of Collateral Obligations made to the Equityholder (other than in connection with any indirect sale or other transfer to any subsidiary of the Equityholder or its Affiliates that is structured to be bankruptcy-remote) are at all times subject to the limits prescribed in Section 7.10(a)(v), and (B) the proceeds of any Loan, if after giving effect to such distribution, (x) no Unmatured Event of Default, Event of Default, Unmatured Servicer Event of Default or Servicer Event of Default shall have occurred and be continuing or (y) the Borrowing Base Condition is satisfied; provided further, the Borrower shall only make distributions of Principal Collections to the Equityholder (i) during the Revolving Period in accordance with Sections 8.3(a), 8.3(b) and this Section 10.16 and (ii) after the Revolving Period in accordance with Sections 8.3(a), or on any Business Day in accordance with the formula set forth in Section 8.3(a)(ii)(B). For the avoidance of doubt, the Borrower shall not be permitted to make distributions to the Equityholder (including Permitted RIC Distributions) except pursuant to Section 8.3 and this Section 10.16. Notwithstanding anything herein to the contrary, Permitted RIC Distributions shall be permitted hereunder at any time subject to the limitations expressly permitted under the definition of “Permitted RIC Distribution” and subject to each of the limitations and conditions set forth therein, provided that after the occurrence and during the continuation of a Tier Two Event of Default Permitted RIC Distributions may be made from Interest Collections only pursuant to Section 8.3(a)(i).

(b) Prior to foreclosure by the Agent upon any Collateral pursuant to Section 13.3(b), nothing in this Section 10.16 or otherwise in this Agreement shall restrict (i) the Servicer from exercising any Warrant Assets issued to it by Obligors from time to time or (ii) the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.

Section 10.17 Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents (including each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 10.18 Amendments. The Borrower shall promptly within ten (10) Business Days notify the Agent of the occurrence of any amendment, waiver, modification or supplement with respect to a particular Eligible Collateral Obligation, which notification may be made by electronic delivery in accordance with the procedures described in Section 7.5(i)(vii).

Section 10.19 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Agent or the Collateral Agent (acting solely at the request of the Agent), it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or reasonably desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or reasonably desirable or that the Collateral Agent (acting solely at the Agent’s request) may reasonably request to protect and

			Annex B

Lender	Dollar or Multicurrency Lender	Commitment	Revolving or Term Commitment

Société Générale	Multicurrency Lender	$~~200,000,000~~237,500,000	Revolving Commitment

Société Générale	Dollar Lender	$~~172,500,000~~110,500,000	Term Commitment

Société Générale	Dollar Lender	$~~167,500,000~~242,000,000	Revolving Commitment

Apple Bank	Dollar Lender	$45,000,000	Revolving Commitment

Apple Bank	Dollar Lender	$15,000,000	Term Commitment

~~Intesa Sanpaolo S.P.A., New York Branch~~	~~Dollar Lender~~	~~$112,500,000~~	~~Revolving Commitment~~

~~Intesa Sanpaolo S.P.A., New York Branch~~	~~Multicurrency Lender~~	~~$37,500,000~~	~~Revolving Commitment~~

Royal Bank of Canada	Dollar Lender	$225,000,000	Revolving Commitment

Royal Bank of Canada	Multicurrency Lender	$112,500,000	Revolving Commitment

Royal Bank of Canada	Dollar Lender	$112,500,000	Term Commitment

New York Life Insurance Company	Dollar Lender	$~~21,600,000~~48,384,000	Term Commitment

New York Life Insurance Company	Dollar Lender	$~~64,800,000~~81,216,000	Revolving Commitment

New York Life Insurance and Annuity Corporation	Dollar Lender	$~~28,200,000~~63,168,000	Term Commitment

New York Life Insurance and Annuity Corporation	Dollar Lender	$~~84,600,000~~106,032,000	Revolving Commitment

New York Life Group Insurance Company of NY	Dollar Lender	$~~200,000~~448,000	Term Commitment

New York Life Group Insurance Company of NY	Dollar Lender	$~~600,000~~752,000	Revolving Commitment

Total		$1,400,000,000

B-1

Annex C

Transaction Summary

[To be attached.]

B-2